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                                  Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated December 6, 1999 relating to the financial statements and financial statement schedules, which appears in Summit Securities, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                             /s/ PricewaterhouseCoopers LLP
Spokane, Washington
February 10, 2000